As filed with the Securities and Exchange Commission on May 7, 2025

Registration No. 333-256610

Registration No. 333-232180

Registration No. 333-225583

Registration No. 333-222926

Registration No. 333-212792

Registration No. 333-208136

Registration No. 333-207964

Registration No. 333-203280

Registration No. 333-202900

Registration No. 333-189138

Registration No. 333-181371

Registration No. 333-176656

Registration No. 333-164960

Registration No. 333-144231

Registration No. 333-133023

Registration No. 333-131975

Registration No. 333-128519

Registration No. 333-128518

Registration No. 333-122580

Registration No. 333-123652

Registration No. 333-114148

Registration No. 333-109101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-256610)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-232180)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-225583)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-222926)

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-212792)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-208136)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-207964)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-203280)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-202900)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-189138)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-181371)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-176656)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-164960)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-144231)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-133023)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-131975)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-128519)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-128518)

POST-EFFECTIVE AMENDMENT NO. 9 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-122580)

POST-EFFECTIVE AMENDMENT NO. 8 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-123652)

POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-114148)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(Registration No. 333-109101)

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Address, including zip code, of Principal Executive Offices)

Executive Vice President and Associate General Counsel

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

DEREGISTRATION OF SECURITIES

Lions Gate Entertainment Corp., a British Columbia corporation (the “Company” or “Lionsgate”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-3 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Company’s Class A Voting Shares and Class B Non-Voting Shares, without par value (“Common Shares”), previously registered but that remain unsold or otherwise unissued under each such Registration Statements as of the date hereof:

1.	Registration Statement No. 333-256610, filed with the SEC on May 28, 2021, relating to the resale of up to 500,000 Class B Non-Voting Shares, or non-voting shares, of the Company;

2.	Registration Statement No. 333-232180, filed with the SEC on June 18, 2019, relating to the resale of up to 1,346,332 Class B Non-Voting Shares, or non-voting shares, of the Company;

3.	Registration Statement No. 333-225583, filed with the SEC on June 12, 2018, relating to the resale of up to 2,500,331 Class B Non-Voting Shares, or non-voting shares, of the Company;

4.

Registration Statement No. 333-222926, filed with the SEC on February 8, 2018, relating to the resale of up to 266,667 Class A Voting Shares, or voting shares, and 278,334 Class B Non-Voting Shares, or non-voting shares, of the Company;

5.

Registration Statement No. 333-212792, filed with the SEC on August 1, 2016, relating to the offer and sale of 2,300,000 of the Company’s Class B non-voting shares issuable upon the exercise of certain outstanding stock options held by former employees of Starz and the registration of 28,000,000 of the Company’s Class B non-voting shares issuable in connection with certain assumed awards held by Starz employees and awards to be granted under the Starz Plans following the merger described therein, as amended;

6.	Registration Statement No. 333-208136, filed with the SEC on November 20, 2015, relating to the resale of up to 1,517,451 Common Shares of the Company;

7.	Registration Statement No. 333-207964, filed with the SEC on November 12, 2015, relating to an offering of an aggregate amount of 5,000,000 Common Shares of the Company;

8.	Registration Statement No. 333-203280, filed with the SEC on April 7, 2015, relating to the resale of 10,000,000 shares of the Company;

9.	Registration Statement No. 333-202900, filed with the SEC on March 20, 2015, relating to the resale of up to 361,229 Common Shares of the Company;

10.

Registration Statement No. 333-189138, filed with the SEC on June 6, 2013, relating to the issuance of $60,000,000 Aggregate Principal Amount of 1.25% Convertible Senior Subordinated Notes due 2018 and 2,000,000 Common Shares Issuable upon Conversion of Notes;

11.

Registration Statement No. 333-181371, filed with the SEC on May 11, 2012, relating to the issuance of $45,000,000 Aggregate Principal Amount of 4.00% Convertible Senior Subordinated Notes due 2017, 4,285,714 Common Shares Issuable upon Conversion of Notes and 5,837,781 Common Shares of the Company;

12.	Registration Statement No. 333-176656, filed with the SEC on September 2, 2011, relating to the offer and sale of up to 22,080,985 Common Shares of the Company, as amended;

13.	Registration Statement No. 333-164960, filed with the SEC on February 17, 2010, relating to the offering of securities of the Company, not to exceed $750,000,000;

14.

Registration Statement No. 333-144231, filed with the SEC on June 29, 2007, relating the offering of securities of the Company by certain selling securityholders to be named in any accompanying prospectus supplement, if any;

15.	Registration Statement No. 333-133023, filed with the SEC on April 5, 2006, relating to the issuance of 218,746 Common Shares of the Company;

16.	Registration Statement No. 333-131975, filed with the SEC on February 22, 2006, relating to the issuance of 634,460 Common Shares of the Company;

17.	Registration Statement No. 333-128519, filed with the SEC on September 23, 2005, relating to the issuance of 399,042 Common Shares of the Company;

18.	Registration Statement No. 333-128518, filed with the SEC on September 23, 2005, relating to the issuance 885,258 common shares of the Company;

19.

Registration Statement No. 333-122580, filed with the SEC on February 4, 2005, relating to the issuance of 2.9375% Convertible Senior Subordinated Notes due 2024 and Common Shares of the Company, as amended;

20.

Registration Statement No. 333-123652, filed with the SEC on March 29, 2005, relating to the issuance of 3.625% Convertible Senior Subordinated Notes due 2025 and Common Shares of the Company, as amended;

21.

Registration Statement No. 333-114148, filed with the SEC on April 2, 2004, relating to the issuance of 4.875% Convertible Senior Subordinated Notes due 2010 and Common Shares of the Company, as amended; and

22.	Registration Statement No. 333-109101, filed with the SEC on September 25, 2003, relating to the issuance of Common Shares of the Company having and aggregate offering price of up to $250,000,000.

These Post-Effective Amendments are being filed in connection with the closing on May 6, 2025 of the transactions contemplated by that certain Arrangement Agreement (the “Arrangement Agreement”), dated as of January 29, 2025, as amended by an amending agreement (the “Arrangement Agreement Amendment”) dated March 12, 2025, by and among the Company, Lionsgate Studios Corp. (formerly known as Lionsgate Studios Holding Corp.), a British Columbia corporation (the “Company” or “New Lionsgate”), Lionsgate Studios Holding Corp. (formerly known as Lionsgate Studios Corp.), a British Columbia corporation (“Legacy LG Studios”) and LG Sirius Holdings ULC, a British Columbia unlimited liability corporation that was voluntarily dissolved in accordance with Section 314 of the Business Corporations Act (British Columbia) and the regulations made thereunder.

As a result of the Arrangement Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 7, 2025.

Lions Gate Entertainment Corp.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.